7C.

List the name of each series or portfolio below and give a consecutive number to each series or portfolio starting with the number 1:

 Series
 Number*         Series Name                           Last?
 ----           -----------------------------------   -------
 100**          TREASURY MONEY MARKET FUND            N
 101***		COMMODITIESPLUS SHORT STRATEGY FUND   N
 102***		COMMODITIESPLUS STRATEGY FUND	      N
 103***		HIGH YIELD SPECTRUM FUND	      N
 104*** 	FX STRATEGY PORTFOLIO		      N
 105**		SENIOR FLOATING RATE PORTFOLIO	      N
 106**		REALRETIREMENT 2015 FUND             N
 107**		REALRETIREMENT 2025 FUND             N
 108**		REALRETIREMENT 2035 FUND             N
 109**		INTERNATIONAL FUNDAMENTAL INDEX PLUS
 		TR STRATEGY FUND		      N
 110**		SMALL COMPANY FUNDAMENTAL INDEXPLUS
		TR STRATEGY FUND	              N
 111**		SENIOR FLOATING RATE FUND             N
 112**		TOTAL RETURN FUND IV	              N



*Assigned a series number of 100 or higher

**The funds/portolios listed have been registered but have not commenced operations as of March 31, 2011.

***See the latest shareholder reports for additional information on the funds/portfolios listed.